Exhibit 20.1

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                      DILLARD CREDIT CARD MASTER TRUST I
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                   Dillard Asset Funding Company, Transferor
                        Dillard National Bank, Servicer

                                 Series 2000-1

Monthly Series 2000-1 Certificateholders' Statement

          Capitalized terms used in this Certificate have their respective meanings set forth in the Amended and Restated Pooling and Servicing Agreement; provided, that the preceding Monthly Period shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Amended and Restated Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Amended and Restated Pooling and Servicing Agreement.

For Month September 2003

5.2(a)(i)      on an aggregate basis:

                  Class A Monthly Principal                                                     0.00

                  Class B Monthly Principal                                                     0.00

               per $1,000 original principal amount per Certificate:

                  Class A Monthly Principal                                                     0.00

                  Class B Monthly Principal                                                     0.00

5.2(a)(ii)     on an aggregate basis:

                  Class A Monthly Interest                                                231,666.67

                  Class B Monthly Interest                                                      0.00
                                            ------------------

               per $1,000 original principal amount per Certificate:

                  Class A Monthly Interest                                                      1.16

                  Class B Monthly Interest                                                      0.00


5.2(a)(iii)    Collections of Principal Receivables allocated to Class A                        0.00

               Collections of Principal Receivables allocated to Class B                        0.00

5.2(a)(iv)     Collections of Finance Charge Receivables allocated to Class A           3,603,975.29

               Collections of Finance Charge Receivables allocated to Class B           1,076,512.10

5.2(a)(v)      Principal Receivables (beginning of month)                           1,189,923,607.16
                  Gross Credit Sales                                                  193,253,359.41
                  Principal Payments                                                 (177,708,066.51)
                  Returns                                                             (26,726,162.22)
                  Principal Defaults                                                   (9,012,772.81)
                  Ineligible Principal Receivables                                              0.00
                  Actual Misc. Adjustments                                                      0.00

               Principal Receivables (end of month)                                 1,169,729,965.03

               Total Portfolio Recoveries
                  Gross Recoveries                                                      1,723,385.03
                  Recoveries Net of Expenses                                            1,143,653.51

               Total Portfolio Finance Charge Collections
                  Finance Charge Collections                                           20,298,622.86
                  Finance Charge Collections with Recoveries                           21,442,276.37

               Investor Interest                                                      259,740,260.00

               Adjusted Investor Interest                                             259,740,260.00

                  Class A Investor Interest                                           200,000,000.00

                  Class A Adjusted Investor Interest                                  200,000,000.00

                  Class B Investor Interest                                            59,740,260.00

               Floating Investor Percentage                                                    21.83%

                  Class A Floating Allocation                                                  77.00%

                  Class B Floating Allocation                                                  23.00%

               Fixed Investor Percentage                                                         N/A

                  Class A Fixed Allocation                                                       N/A

                  Class B Fixed Allocation                                                       N/A

5.2(a)(vi)     Delinquent Accounts


                  30-59 Days Delinquent                                                39,863,180.00

                  60-89 Days Delinquent                                                14,280,797.00

                  90 + Days Delinquent                                                 29,829,089.00

5.2(a)(vii)    Aggregate Investor Default Amount                                        1,967,336.34

                  Class A Investor Default Amount                                       1,514,848.98

                  Class B Investor Default Amount                                         452,487.36

5.2(a)(viii)   on an aggregate basis:

                  Class A Investor Charge-Offs                                                  0.00

                  Class B Investor Charge-Offs                                                  0.00

               per $1,000 original principal amount per Certificate:

                  Class A Investor Charge-Offs                                                  0.00

                  Class B Investor Charge-Offs                                                  0.00

5.2(a)(ix)     on an aggregate basis:

                  Class A Investor Charge-Offs reimbursed                                       0.00

                  Class B Investor Charge-Offs reimbursed                                       0.00

               per $1,000 original principal amount per Certificate:

                  Class A Investor Charge-Offs reimbursed                                       0.00

                  Class B Investor Charge-Offs reimbursed                                       0.00

5.2(a)(x)      on an aggregate basis:

                  Class A Servicing Fee                                                   333,333.33

                  Class B Servicing Fee                                                         0.00

5.2(a)(xi)     Portfolio Yield                                                                 12.53%

5.2(a)(xii)    Reallocated Class B Principal Collections                                        0.00


5.2(a)(xiii)   Class B Investor Interest                                               59,740,260.00

5.2(a)(xiv)    LIBOR for Interest Period                                                     1.12000%

5.2(a)(xv)     Principal Funding Account Balance                                                0.00

5.2(a)(xvi)    Accumulation Shortfall                                                           0.00

5.2(a)(xvii)   Principal Funding Account Investment Proceeds                                    0.00

5.2(a)(xviii)  Principal Funding Investment Shortfall                                           0.00

5.2(a)(xix)    on an aggregate basis:

                  Class A Available Funds                                               3,603,975.29

5.2(a)(xx)     Class A Certificate Rate                                                      1.39000%

               Other items

                  Number of Accounts (beginning of month)                                  2,233,817
                  Number of Accounts (end of month)                                        2,237,818

                  Collateral Performance

                     Total Payment Rate                                                        16.74%

                     Portfolio Yield (Gross)                                                   21.62%

                     Excess Spread (current month)*                                             9.92%
                     Excess Spread (previous month)                                             9.99%
                     Excess Spread (2 months previous)                                          8.97%
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                     Excess Spread (3 month rolling Average)                                    9.63%

                     * Please note that Excess Spread is calculated on a cash basis and may be higher than Spread to Base
                     Rate in any given month. Spread to Base Rate assumes coupon and servicing fee are allocated based upon the entire invested amount.

                     Defaults                                                                   9.09%

                     30-59 Days Delinquent                                                      3.35%
                     60-89 Days Delinquent                                                      1.20%


                     90 + Days Delinquent                                                       2.51%
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                     Total Delinquent                                                           7.06%

                     Principal Payment Rate                                                    14.93%

                     Pool Balance in $MM (end of month)                                        1,170

                     Seller Percent                                                            78.17%

                  Series Performance Trigger (as defined in Pooling and Servicing Agreement)

                     Net Portfolio Yield (current month, net of Charge-offs)                   12.53%
                     Net Portfolio Yield (previous month)                                      12.63%
                     Net Portfolio Yield (2 months previous)                                   11.60%
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                     Net Portfolio Yield (3 month rolling average)                             12.25%

                     Base Rate (current month)                                                  3.39%
                     Base Rate (previous month)                                                 3.43%
                     Base Rate (2 months previous)                                              3.42%
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                     Base Rate (3 month rolling average)                                        3.41%

                     Spread to Base Rate (current month)                                        9.14%
                     Spread to Base Rate (previous month)                                       9.20%
                     Spread to Base Rate (2 months previous)                                    8.18%
                     -------------------------------------------------------------------------------
                     Spread to Base Rate (3 month rolling average)                              8.84%

                     Base Rate > Portfolio Yield (3 month rolling average)                        No


                                         Dillard National Bank
                                           as Servicer



                                         By:
                                            -------------------------------
                                            Title:  Cashier

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                      DILLARD CREDIT CARD MASTER TRUST I
------------------------------------------------------------------------------

                   Dillard Asset Funding Company, Transferor
                        Dillard National Bank, Servicer

                                 Series 2002-2

Monthly Series 2002-2 Certificateholders' Statement

          Capitalized terms used in this Certificate have their respective meanings set forth in the Amended and Restated Pooling and Servicing Agreement; provided, that the preceding Monthly Period shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Amended and Restated Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Amended and Restated Pooling and Servicing Agreement.

For the Period September 2003

                                                                   Class A             Class B          Class C         Total

         Section 5.2 - Supplement

(a)(i)   Monthly Principal Distributed                                   -                   -                -                   -

(a)(ii)  Monthly Interest Distributed per $1,000                      3.17                   -                -                3.17
               Deficiency Amounts                                        -                   -                -                   -
               Additional Interest                                       -                   -                -                   -
               Accrued and Unpaid Interest                               -                   -                -                   -

(a)(iii) Collections of Principal Receivables                30,158,482.52        2,529,391.93     6,226,296.53       38,914,170.98

(a)(iv)  Collections of Finance Charge Receivables            3,603,975.29          302,265.41       744,050.00        4,650,290.69

(a)(v)   Aggregate Amount of Principal Receivables          196,605,892.68       16,489,336.22    40,589,793.79      253,685,022.69
                           Investor Interest                200,000,000.00       16,774,000.00    41,290,516.00      258,064,516.00
                           Adjusted Interest                200,000,000.00       16,774,000.00    41,290,516.00      258,064,516.00
               Floating Investor Percentage                          16.81%               1.41%            3.47%              21.69%
               Fixed Investor Percentage                               N/A                 N/A              N/A                 N/A

(a)(vi)  Receivables Delinquent (As % of Total Receivables)
               Current           92.82%                                                                            1,085,756,899.03
               30 to 59 days     3.41%                                                                                39,863,180.00
               60 to 89 days     1.22%                                                                                14,280,797.00
               90 or more days   2.55%                                                                                29,829,089.00
               Total Receivables                                                                                   1,169,729,965.03

(a)(vii)  Investor Default Amount per $ 1,000                         7.57                0.64             1.56                9.77

(a)(viii) Investor Charge-Offs                                         N/A                 N/A              N/A                 N/A

(a)(ix)   Reimbursed Investor Charge-Offs                              N/A                 N/A              N/A                 N/A

          Section 5.2 - Supplement (Continued)

                                                                   Class A             Class B          Class C         Total

(a)(x)    Servicing Fee                                         333,333.33           27,956.67        68,817.53          430,107.53

(a)(xi)   Portfolio Yield                                                                                                    12.53%


(a)(xii)  Reallocated Monthly Principal                                  -                   -                -                   -

(a)(xiii) Closing Investor Interest                         200,000,000.00       16,774,000.00    41,290,516.00      258,064,516.00

(a)(xiv)  Principal Funding Account Balance                                                                                       -

(a)(xv)   Accumulation Shortfall                                                                                                  -

(a)(xvi)  Principal Funding Investment Proceeds                                                                                   -

(a)(xvii) Principal Investment Funding Shortfall                                                                                  -

(a)(xviii) Available Funds                                     3,603,975.29         302,265.41       744,050.00        4,650,290.69

(a)(xix)  Certificate Rate                                             3.80%              0.00%            0.00%

          Additional Information

          Principal Receivables - (Total Trust Pool)
          Beginning Balance - 9/01/2003                                                                            1,189,923,607.16
          Credit Purchases                                                                                           193,253,359.41
          Credit Returns                                                                                             (26,726,162.22)
          Collections                                                                                               (198,006,689.37)
          Finance Chgs & Late Fees                                                                                    22,227,051.80
          Charge-offs                                                                                                (10,941,201.75)
          Accounts Purchased / Sold                                                                                               -
                                                                                                                   ----------------
          Ending Balance - 9/30/2003                                                                               1,169,729,965.03
                                                                                                                   ================


          Total Interest to be Distributed                                                                               633,333.33
                                                                                                                   ================


         Dillard National Bank, as Servicer


         By:
            -------------------------------
            James P. Turk
            Cashier